EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 9, 2004 (November 3, 2004)

Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

400 Galleria Parkway, Suite 300, Atlanta, Georgia	30339

Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	678-589-3500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On November 3, 2004, Mr. Heck resigned as the President and Chief Operating Officer of Verso Technologies, Inc., a Minnesota corporation (the “Company”). Mr. Heck shall continue to serve as a director of the Company. Upon Mr. Heck’s resignation, the Board of Directors of the Company (the “Board”) appointed Lewis Jaffe to serve as the Company’s President and Chief Operating Officer effective November 3, 2004 and until his successor is elected and qualified or until his earlier death, resignation or removal from office. Mr. Jaffe has agreed to so serve. The Company announced the appointment of Mr. Jaffe as the Company’s President and Chief Operating Officer in that certain press release issued by the Company on November 4, 2004, which is filed as Exhibit 99.1 to this Current Report and incorporated herein by this reference.

     Mr. Jaffe, age 48, has been a self-employed public speaker and consultant since August 2002. From April 2002 until August 2002, Mr. Jaffe served as the interim President of Glowpoint, Inc., a publicly-traded video products and services company. From July 2000 to July 2003, Mr. Jaffe served as an independent consultant to Glowpoint, Inc. From June 2000 to March 2002, Mr. Jaffe served as President and Chief Operating Officer of PictureTel Corporation, a publicly-traded videoconferencing company. From September 1998 to June 2000, Mr. Jaffe served as a managing director in the Boston office of Arthur Andersen LLP in its global finance practice. From January 1997 to March 1998, Mr. Jaffe served as President of C Systems, LLC, a designer and manufacturer of mobile military shelters, housing, communication, radar and missile launch systems. Mr. Jaffe served as a member of the Board of Directors for Glowpoint, Inc. from September 2001 to July 2003, and he currently serves on the Board of Directors of Media 100 Inc., Travizon Inc., Pixion, Inc., Turnaround Management Association of New England, ACT Teleconferencing, Inc. and Benihana Inc.

     In connection with the appointment of Mr. Jaffe as the Company’s President and Chief Operating Officer, on November 3, 2004 the Board granted to Mr. Jaffe (i) a ten-year option to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.53 per share; (ii) a ten-year option to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.75 per share; and (iii) a ten-year option to purchase 250,000 shares of the Company’s common stock at an exercise price of $1.25 per share. Each option vests with respect to 25% of the shares underlying it on each of November 3, 2005, November 3, 2006, November 3, 2007 and November 3, 2008; provided, however that each option vests in its entirety upon a change of control of the Company. In exchange for serving as the Company’s President and Chief Operating Officer, the Company has agreed to pay Mr. Jaffe base salary at a rate of $250,000 per year through December 31, 2004. After such date, his base salary will increase to as much as $350,000 per year, and he will be entitled to receive an achievement bonus of $100,000, if the Company achieves certain benchmarks. In the discretion of the Board, Mr. Jaffe also may be awarded annual bonuses on terms no less favorable than those awarded to other executive officers of the Company. The Company will provide Mr. Jaffe with corporate housing through June 30, 2005, and will reimburse Mr. Jaffe up to $20,000 for costs and expenses incurred by him in connection with his relocation to Atlanta, Georgia. Mr. Jaffe will also receive such other benefits as other executives of the Company may receive. If Mr. Jaffe’s employment with the Company is terminated by the Company without cause after May 2, 2005, then he will continue to receive his base salary as then in effect and other benefits for a period of one year after such termination. If Mr. Jaffe’s employment with the Company is terminated by the Company in connection with a change of control of the Company, then he will receive his base salary as then in effect and other benefits for a period of either one or two years after such termination, depending upon the stock price of the Company’s common stock upon such termination.

     There are no family relationships between Mr. Jaffe and any director or officer of the Company. Except as disclosed herein, no arrangement or understanding exists between Mr. Jaffe and any other person pursuant to which Mr. Jaffe was appointed to serve as an officer of the Company.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On November 3, 2004, the Board adopted an amendment to the Company’s bylaws, adding Section 10 and Section 11 to Article III thereof, which provide procedures for shareholder nomination of directors (the “Shareholder Nomination Provision”) and advance notice of shareholder-proposed business (the “Advance Notice Provision”), respectively. The bylaw amendment adopted by the Board is effective without shareholder approval under Minnesota law. Descriptions of the Shareholder Nomination Provision and the Advance Notice Provision are set forth below. Such descriptions are qualified in their entirety by reference to the texts of such provisions which are set forth as Exhibit 3.1 to this Current Report and incorporated herein by this reference. Prior to the Board’s adoption of the bylaw amendment, the Company’s bylaws did not provide procedures for shareholder nomination of directors or advanced notice of shareholder-proposed business.

Shareholder Nomination Provision

     The Shareholder Nomination Provision provides that nominations for persons to serve as directors of the Company may only be made by or at the direction of the Board or by any shareholder entitled to vote at the shareholder meeting to elect any such nominees, provided such shareholder complies with the advance notice provisions of the Company’s bylaws. A shareholder desiring to nominate one or more persons for election as directors of the Company must provide advance written notice to the Company at least 90 days (but not more than 120 days) prior to the scheduled annual meeting of shareholders (provided that such annual meeting is held within 30 days of the anniversary of the prior year’s annual meeting of shareholders).

     In the case of special meetings of shareholders called for the purpose of electing directors (or annual meetings of shareholders that are not held within 30 days of the anniversary of the prior year’s annual meeting of shareholders), the advance written notice must be received by the Company at least 60 days prior to the meeting or by the 15th day following the public announcement of the meeting date if less than 65 days’ notice of the meeting date is given or publicly disclosed. Notwithstanding the foregoing, with respect to the Company’s 2004 Annual Meeting of Shareholders, the advance written notice must be received by the Company not later than the tenth day prior to (and not including) the date of the Company’s 2004 Annual Meeting of Shareholders.

     The advance written notice must contain certain information regarding the shareholder submitting it and information regarding the director nominee identified by such shareholder of the type that is required to be set forth in proxy statements subject to the proxy rules of the Securities and Exchange Commission for director nominees named in such proxy statements.

Advance Notice Provision

     The Advance Notice Provision provides that the only business that may be brought before an annual meeting of shareholders of the Company is that business that is specified in the notice of such meeting or is otherwise properly brought before the meeting by or at the direction of the Board. For business to be brought before an annual meeting of shareholders of the Company by a shareholder, that shareholder must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and a proposal with respect to such business must be included in the notice of such annual meeting.

Item 9.01     Financial Statements and Exhibits.

     (a) – (b)      Financial Statements and Pro Forma Financial Information. None.

     (c)     Exhibits.

3.1	Amendment to the Company’s Bylaws adopted November 3, 2004.

3.2	The Company’s Bylaws, as amended.

99.1	Press release dated November 4, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.
	By:	/s/ Juliet M. Reising
Juliet M. Reising, Chief Financial Officer
Dated: November 9, 2004		and Executive Vice President

EXHIBIT INDEX

3.1	Amendment to the Company’s Bylaws adopted November 3, 2004.

3.2	The Company’s Bylaws, as amended.

99.1	Press release dated November 4, 2004.

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